                                                                    EXHIBIT 99.1





News Release                                                     [GLENAYRE LOGO]

Contact:
Debra Ziola   770 283 2569
Investor.Relations@Glenayre.com

(NASDAQ: GEMS)

GLENAYRE ANNOUNCES SECOND QUARTER 2004 RESULTS

         - LOSS FROM CONTINUING OPERATIONS SIGNIFICANTLY REDUCED FROM FIRST QUARTER 2004

         -        REVENUE INCREASED BY 20% OVER FIRST QUARTER 2004

         - SETTLEMENT REACHED ON VANCOUVER FACILITY LITIGATION AND COMPANY RECOVERED CASH SUBSEQUENT TO JUNE 30, 2004


ATLANTA, GA -- AUGUST 3, 2004 -- Glenayre Technologies, Inc. (NASDAQ: GEMS), today reported revenue of $12.2 million for the second quarter of 2004 compared to $10.2 million for the first quarter of 2004 and $14.6 million for the second quarter of 2003. The Company attributed the increase in revenue over the first quarter of 2004 primarily to product sales to new and existing international customers and to an increased volume of services. The decrease in revenue from the second quarter of 2003 was due to reduced capital spending by the Company's customers for the Company's products. Revenue for the second quarter of 2004 was less than anticipated due to customers moving the delivery dates beyond June 30, 2004 for a few significant orders that the Company received during the second quarter.

Gross margins for the second quarter of 2004 were 60% compared to 21% for the first quarter of 2004 and 43% for the second quarter of 2003. As previously reported, gross margins in the first quarter of 2004 were impacted by a $2.7 million patent infringement related charge, and gross margins in the second quarter of 2003 were impacted by a $500,000 charge for a licensing agreement settlement. Gross margins for the second quarter of 2004 were favorably impacted by the Company's renegotiation of certain terms of an unfavorable multi-year contract with one of its major customers that resulted in it recording a $540,000 reduction to a previously recorded liability for a loss on the contract.

The Company reported a loss from continuing operations of ($1.2) million for the second quarter of 2004, or ($0.02) per share, which compares to a loss of ($5.9) million, or ($0.09) per share, for the first quarter of 2004 and a loss of ($5.4) million, or ($0.08) per share, for the second quarter of 2003.

As of June 30, 2004, the Company reported a total cash and short-term investments balance of $86.6 million, compared to $94.1 million at March 31, 2004 and $97.5 million at June 30, 2003. The decrease in cash during the second quarter of 2004 was primarily due to changes in working capital, including payment of the $2.7 million patent infringement award that was included in current liabilities on the Company's balance sheet at March 31, 2004. Subsequent to June 30, 2004 the Company received $4.2 million ($5.7 million Canadian) in the settlement associated with its former Vancouver facility as described below. The Company expects to use its cash and short-term investments for a variety of purposes, including potential acquisitions, normal capital and operating expenses relating to the continued operations, and disbursements relating to the liabilities associated with its discontinued paging operations.

Glenayre's Chairman and CEO Clarke Bailey stated, "Glenayre made significant strides in the past three months in the rebuilding of the Company's senior management team under the new leadership of Bruce Bales, president of the messaging business. The Company recently added Mark Yaphe as vice president of product management and Kelly Bevan as vice president of marketing. Both Mark and Kelly bring years of industry experience to Glenayre, and we are confident that they will quickly contribute to strengthening our business and further position Glenayre as a leader in the messaging and enhanced services market."

 "We have reached an exciting milestone with the first commercial deployment of our next generation Versera ICE messaging environment and recognized revenue from this first sale during the second quarter of 2004," said Bailey. "We have sold additional systems that will also be providing commercial service in the third quarter. In addition, the sales of our new messaging applications increased during the second quarter, reflecting our customers' commitment to provide the latest features to their subscribers."

Bailey added, "With Bruce managing the messaging business, I am now able to focus more of my time on the Company's acquisition program. We are currently seeing a large number of acquisition opportunities and estimate that it could take up to 18 months to complete a transaction."

Including discontinued operations, the Company reported net income of $2.6 million, or $0.04 per share, for the second quarter of 2004, compared to a net loss of ($4.2) million, or ($0.06) per share, for the first quarter of 2004 and a net loss of ($6.5) million, or ($0.10) per share, for the second quarter of 2003.

During the second quarter of 2004, the Company recorded income from its discontinued paging operations of $3.8 million, primarily due to a reduction in the liability for legal and other costs related to litigation associated with its former Vancouver facility, the collection of previously reserved for accounts receivable, changes in the estimated liabilities relating to the wind down of the paging operations and inventory liquidations.

In July 2004 the Company entered into a settlement agreement with Pilot Pacific Holdings Inc. and its associated companies (Pilot) on litigation related to the construction of its former Vancouver facility. As part of the terms of this settlement, the Company received $4.2 million ($5.7 million Canadian) and Pilot agreed to place an additional $1.5 million ($2.0 million Canadian) in escrow during an agreed-upon investigation period while the Company continues to search for additional recoverable assets. In addition, as part of the terms of this settlement agreement, the Company will receive $3.2 million ($4.4 million Canadian) it previously deposited with the court as security for Pilot's claim of lien in connection with the 2003 sale of the Vancouver facility. This $3.2 million is included in other current assets on the Company's balance sheet at June 30, 2004. At the end of the Company's investigation period, which is expected to last 60 days, the Company can elect to accept or reject the settlement. If the settlement is accepted, the Company will receive from escrow the $1.5 million ($2.0 million Canadian) plus the value of additional recoverable assets (if any) discovered during the investigation period, and all current claims by the Company and Pilot against each other will be dismissed. If the Company rejects the settlement, the litigation, including Pilot's claims against the Company, would continue with the trials likely being held in 2005. If the Company elects to continue with the trials, the $1.5 million ($2.0 million Canadian) plus the value of any additional recoverable assets discovered during the investigation period would remain in trust or otherwise secured. During the second quarter of 2004 the Company recorded a $1.5 million reduction in its liability for legal and other costs associated with this litigation as a result of entering into this settlement agreement.

The Company has remaining liabilities of $4.7 million related to the discontinued paging operations at June 30, 2004. These liabilities consist of lease commitments, foreign business tax provisions and other estimated costs associated with exiting the paging business. The Company anticipates that approximately $1 million of the $4.7 million of liabilities related to the discontinued operations will be disbursed in the second half of 2004 and the remainder in 2005 and beyond.



About Glenayre

Glenayre is a global provider of messaging solutions and enhanced services for service providers including wireless, fixed network, ISP and broadband. Glenayre systems are designed on open platforms with a standards-based architecture supporting IP and traditional telephony networks for an evolution from 2G to 2.5G and 3G services. More than 200 service providers in over 60 countries have deployed Glenayre messaging solutions for voice, fax and e-mail messaging, including one number services, voice navigation and voice dialing, mailbox out-dialing and one-button call return. Glenayre, headquartered in Atlanta, Georgia, has been providing carrier-grade communications solutions for the global market for over 40 years. For more information, please visit www.Glenayre.com.


Safe Harbor Statement

This news release contains statements that may be forward looking within the meaning of applicable securities laws. The statements may include projections regarding future revenues and earnings results, and are based upon the Company's current forecasts, expectations and assumptions, which are subject to a number of risks and uncertainties that could cause the actual outcomes and results to differ materially. These results and uncertainties are discussed in the Company's most recently filed Annual Report on Form 10-K and quarterly report on Form 10-Q. These factors include, but are not limited to, restructuring activities; effective convergence of technologies; potential market changes resulting from rapid technological advances; competition; variability of quarterly results and dependence on key customers; volatility of stock price and risk of delisting from the NASDAQ National Market; ability to attract and retain key personnel; proprietary technologies; potential changes in government regulation; potential acquisitions and strategic investments; continuation and expansion of third party agreements; litigation; international business risks and continued terrorist attacks, war or other civil disturbances.

                                      # # #

Glenayre, Versera, Versera ICE and the Glenayre logo are trademarks of Glenayre
                               Electronics, Inc.

                  GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)


                                                                           JUNE 30, 2004      DECEMBER 31, 2003
                                                                           -------------      -----------------
                                                                            (UNAUDITED)
ASSETS
Current Assets:
Cash and cash equivalents                                                    $  47,606           $  65,853
Short-term investments                                                          38,998              33,007
Restricted cash                                                                    258               3,148
Accounts receivable, net                                                         9,198               9,769
Inventories, net                                                                 7,710               5,828
Other current asset, discontinued operations                                     3,249               3,374
Prepaid expenses and other current assets                                        3,196               3,180
                                                                             ---------           ---------
    Total Current Assets                                                       110,215             124,159
Property, plant and equipment, net                                               8,744               8,365
Other assets                                                                       787                 831
                                                                             ---------           ---------
TOTAL ASSETS                                                                 $ 119,746           $ 133,355
                                                                             =========           =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable                                                             $   2,092           $   3,142
Deferred revenue                                                                 4,599               4,369
Accrued liabilities                                                             15,896              20,695
Accrued liabilities, discontinued operations                                     4,079               7,567
                                                                             ---------           ---------
    Total Current Liabilities                                                   26,666              35,773

Other liabilities                                                                3,619               4,000
Accrued liabilities, discontinued operations - noncurrent                          617               3,350
Stockholders' Equity:
Preferred stock, $.01 par value; authorized: 5,000,000 shares,
    no shares issued and outstanding                                                --                  --
Common stock, $.02 par value; authorized: 200,000,000 shares,
    outstanding: 2004 - 66,653,325 shares; 2003 - 66,384,928 shares              1,333               1,327
Contributed capital                                                            362,528             362,273
Accumulated deficit                                                           (275,017)           (273,368)
                                                                             ---------           ---------
    Total Stockholders' Equity                                                  88,844              90,232
                                                                             ---------           ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                   $ 119,746           $ 133,355
                                                                             =========           =========

                  GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)



                                                                         THREE MONTHS ENDED
                                                                               JUNE 30,
                                                                      ----------------------------
                                                                        2004               2003
                                                                      --------           --------
REVENUES:
    Product sales                                                     $  7,201           $ 10,420
    Service revenues                                                     5,025              4,208
                                                                      --------           --------
        Total Revenues                                                  12,226             14,628
                                                                      --------           --------
COST OF REVENUES (EXCLUSIVE OF DEPRECIATION SHOWN SEPARATELY
    BELOW):
    Cost of sales                                                        2,685              5,593
    Cost of services                                                     2,239              2,729
                                                                      --------           --------
        Total Cost of Revenues                                           4,924              8,322
                                                                      --------           --------
GROSS MARGIN (EXCLUSIVE OF DEPRECIATION
    SHOWN SEPARATELY BELOW):                                             7,302              6,306
OPERATING EXPENSES:
    Selling, general and administrative expense                          5,016              5,563
    Provision for doubtful receivables, net of recoveries                   28                (47)
    Research and development expense                                     3,216              4,774
    Restructuring expense                                                   75              1,582
    Depreciation expense                                                   419                264
                                                                      --------           --------
        Total Operating Expenses                                         8,754             12,136
                                                                      --------           --------
OPERATING LOSS                                                          (1,452)            (5,830)
                                                                      --------           --------
OTHER INCOME (EXPENSES):
    Interest income                                                        249                469
    Interest expense                                                        (5)                (9)
    Other gain (loss), net                                                 (14)                 3
                                                                      --------           --------
         Total Other Income                                                230                463
                                                                      --------           --------
LOSS FROM OPERATIONS BEFORE INCOME TAXES                                (1,222)            (5,367)
    Provision for income taxes                                              19                 --
                                                                      --------           --------
LOSS FROM CONTINUING OPERATIONS                                         (1,241)            (5,367)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS
    (NET OF INCOME TAX/BENEFIT)                                          3,808             (1,104)
                                                                      --------           --------
NET INCOME (LOSS)                                                     $  2,567           $ (6,471)
                                                                      ========           ========

INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE:
Loss from continuing operations                                       $  (0.02)          $  (0.08)
Income (loss) from discontinued operations                                0.06              (0.02)
                                                                      --------           --------
Income (loss) per weighted average common share                       $   0.04           $  (0.10)
                                                                      ========           ========

INCOME (LOSS) PER COMMON SHARE --- ASSUMING DILUTION:
Loss from continuing operations                                       $  (0.02)          $  (0.08)
Income (loss) from discontinued operations                                0.06              (0.02)
                                                                      --------           --------
Income (loss) per weighted average common share                       $   0.04           $  (0.10)
                                                                      ========           ========

                  GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                           SIX MONTHS ENDED
                                                                                JUNE 30,
                                                                      ---------------------------
                                                                        2004               2003
                                                                      --------           --------
REVENUES:
     Product sales                                                    $ 13,038           $ 19,827
     Service revenues                                                    9,382              8,144
                                                                      --------           --------
         Total Revenues                                                 22,420             27,971
                                                                      --------           --------
COST OF REVENUES (EXCLUSIVE OF DEPRECIATION SHOWN SEPARATELY
     BELOW):
     Cost of sales                                                       8,541              9,309
     Cost of services                                                    4,386              5,330
                                                                      --------           --------
         Total Cost of Revenues                                         12,927             14,639
                                                                      --------           --------
GROSS MARGIN (EXCLUSIVE OF DEPRECIATION
     SHOWN SEPARATELY BELOW):                                            9,493             13,332
OPERATING EXPENSES:
     Selling, general and administrative expense                         9,319             13,519
     Provision for doubtful receivables, net of recoveries                 (64)              (215)
     Research and development expense                                    6,637              9,983
     Restructuring expense                                                 112              1,804
     Depreciation expense                                                  816                408
                                                                      --------           --------
         Total Operating Expenses                                       16,820             25,499
                                                                      --------           --------
OPERATING LOSS                                                          (7,327)           (12,167)
                                                                      --------           --------
OTHER INCOME (EXPENSES):
     Interest income                                                       524                927
     Interest expense                                                     (214)               (42)
     Gain (loss) on disposal of assets, net                                 (6)                14
     Other gain (loss), net                                                (66)                96
                                                                      --------           --------
          Total Other Income                                               238                995
                                                                      --------           --------
LOSS FROM OPERATIONS BEFORE INCOME TAXES                                (7,089)           (11,172)
     Provision for income taxes                                             53                 28
                                                                      --------           --------
LOSS FROM CONTINUING OPERATIONS                                         (7,142)           (11,200)
INCOME FROM DISCONTINUED OPERATIONS
     (NET OF INCOME TAX/BENEFIT)                                         5,493                202
                                                                      --------           --------
NET LOSS                                                              $ (1,649)          $(10,998)
                                                                      ========           ========
INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE: (1)
Loss from continuing operations                                       $  (0.11)          $  (0.17)
Income from discontinued operations                                       0.08               0.00
                                                                      --------           --------
Loss per weighted average common share                                $  (0.02)          $  (0.17)
                                                                      ========           ========
INCOME (LOSS) PER COMMON SHARE --- ASSUMING DILUTION: (1)
Loss from continuing operations                                       $  (0.11)          $  (0.17)
Income from discontinued operations                                       0.08               0.00
                                                                      --------           --------
Loss per weighted average common share                                $  (0.02)          $  (0.17)
                                                                      ========           ========

(1) Income (loss) per weighted average common share amounts are rounded to the nearest $.01; therefore, such rounding may impact individual amounts presented.

                           GLENAYRE TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


                                                                 THREE MONTHS ENDED          SIX MONTHS ENDED
                                                                      JUNE 30,                    JUNE 30,
                                                               ----------------------      ----------------------
                                                                 2004          2003          2004          2003
                                                               --------      --------      --------      --------

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES            $ (7,043)     $  1,135      $(11,316)     $ (7,919)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment                       (486)       (1,390)       (1,201)       (2,806)
  Maturities of (investment in) short-term securities, net         (489)          844        (5,991)       (5,841)
                                                               --------      --------      --------      --------
NET CASH USED IN INVESTING ACTIVITIES                              (975)         (546)       (7,192)       (8,647)
                                                               --------      --------      --------      --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock                                           74           111           261           235
  Purchase of treasury stock                                         --            --            --           (34)
                                                               --------      --------      --------      --------
NET CASH PROVIDED BY FINANCING ACTIVITIES                            74           111           261           201
                                                               --------      --------      --------      --------

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS               (7,944)          700       (18,247)      (16,365)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                 55,550        47,051        65,853        64,116
                                                               --------      --------      --------      --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                     $ 47,606      $ 47,751      $ 47,606      $ 47,751
                                                               ========      ========      ========      ========


SUPPLEMENTAL DATA:

RECONCILIATION OF CASH AND CASH EQUIVALENTS TO CASH AND
SHORT-TERM INVESTMENTS:

Cash and cash equivalents                                      $ 47,606      $ 47,751      $ 47,606      $ 47,751
Short-term investments                                           38,998        49,725        38,998        49,725
                                                               --------      --------      --------      --------
CASH AND SHORT-TERM INVESTMENTS                                $ 86,604      $ 97,476      $ 86,604      $ 97,476
                                                               ========      ========      ========      ========